Exhibit 10.39

SUBSCRIPTION AGREEMENT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

Harvest Natural Resources, Inc.

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

Ladies and Gentlemen:

The undersigned (collectively, the “Purchaser”) understands that Harvest Natural Resources, Inc., a corporation organized under the laws of Delaware (the “Company”), is offering shares of its common stock, par value $.01 per share (“Common Stock”), in a private placement. The Purchaser further understands that the offering is being made without registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act).

1. Subscription. Subject to the terms and conditions hereof, the Purchaser hereby irrevocably subscribes for an aggregate of             shares of Common Stock (the “Shares”) for the purchase price of $            per share, which is payable as described in Section 4 hereof. The Purchaser acknowledges that the Shares will be subject to restrictions on transfer as set forth in this subscription agreement (the “Subscription Agreement”).

2. Acceptance of Subscription and Issuance of Shares. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the Purchaser at the Closing referred to in Section 3 hereof. Subscriptions need not be accepted in the order received, and the Shares may be allocated among subscribers. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue any of the Shares to any person who is a resident of a jurisdiction in which the issuance of Shares to such person would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).

3. The Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of Fulbright & Jaworski LLP, 1301 McKinney, Suite 5100, Houston, Texas 77010, at 9:00 a.m. central time on             , 2013, or at such other time and place as the Company may designate by notice to the Purchaser.

4. Payment for Shares. Payment for the Shares shall be received by the Company from the Purchaser by wire transfer of immediately available funds or other means approved by the Company at or prior to the Closing, in the amount as set forth in Section 1 hereto. The Company shall deliver or cause to be delivered the Shares to the Purchaser at the Closing bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon an exemption from registration under the Securities Act.

5. Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

(a) The Company is duly formed and validly existing under the laws of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

(b) The Company has the corporate power and authority to enter into this Subscription Agreement and to perform and to discharge its obligations hereunder. This Subscription Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c) The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid and nonassessable.

6. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to and covenants with the Company that:

(a) General.

(i) The Purchaser has all requisite authority to purchase the Shares, enter into this Subscription Agreement and to perform and to discharge its obligations hereunder, and such purchase will not contravene any law, rule or regulation binding on the Purchaser or any investment guideline or restriction applicable to the Purchaser.

(ii) This Subscription Agreement has been duly authorized, executed and delivered by the Purchaser, and constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

(iii) The Purchaser is a resident of the state set forth on the signature page hereto and is not acquiring the Shares as a nominee or agent or otherwise for any other person.

(iv) The Purchaser will comply with all applicable laws and regulations in effect in any jurisdiction in which the Purchaser purchases or sells Shares and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the Purchaser is subject or in which the Purchaser makes such purchases or sales, and the Company shall have no responsibility therefor.

(b) Information Concerning the Company.

(i) The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by the Purchaser. The Purchaser has had access to the Company’s reports and other filings with the U.S. Securities and Exchange Commission (the “Commission”) and has had the opportunity to review such filings. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein. The Purchaser understands that its investment in the Shares involves a high degree of risk and is able to afford a complete loss of such investment. The Purchaser has sought such accounting, legal and tax advice from persons other than the Company as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(ii) The Purchaser confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Shares. It is understood that information and explanations related to the terms and conditions of the Shares provided by the Company or any of its affiliates shall not be considered investment advice or a recommendation to purchase the Shares, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the Purchaser in deciding to invest in the Shares. The Purchaser acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Shares for purposes of determining the Purchaser’s authority to invest in the Shares.

(iii) The Purchaser is familiar with the business and financial condition and operations of the Company. The Purchaser has had access to such information concerning the Company and the Shares as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Shares.

(iv) The Purchaser understands that, unless the Purchaser notifies the Company in writing to the contrary at or before the Closing, each of the Purchaser’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Purchaser.

(v) The Purchaser acknowledges that the Company has the right in its sole and absolute discretion to abandon this private placement at any time prior to the completion of the offering. This Subscription Agreement shall thereafter have no force or effect and the Company shall return the previously paid subscription price of the Shares, without interest thereon, to the Purchaser.

(vi) The Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.

(c) Non-reliance.

(i) The Purchaser represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Shares, it being understood that information and explanations related to the terms and conditions of the Shares provided by the Company shall not be considered investment advice or a recommendation to purchase the Shares.

(ii) The Purchaser confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of investment in the Shares or (B) made any representation to the Purchaser regarding the legality of an investment in the Shares under applicable legal investment or similar laws or regulations. In deciding to purchase the Shares, the Purchaser is not relying on the advice or recommendations of the Company and the Purchaser has made its own independent decision that the investment in the Shares is suitable and appropriate for the Purchaser.

(d) Status of Purchaser.

(i) The Purchaser has such knowledge, skill and experience in business, financial and investment matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Shares. With the assistance of the Purchaser’s own professional advisors, to the extent that the Purchaser has deemed appropriate, the Purchaser has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares and the consequences of this Subscription Agreement. The Purchaser has considered the suitability of the Shares as an investment in light of its own circumstances and financial condition and the Purchaser is able to bear the risks associated with an investment in the Shares and its authority to invest in the Shares.

(ii) The Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Purchaser agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Shares. Any information that has been furnished or that will be furnished by the Purchaser to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(e) Restrictions on Transfer or Sale of Shares. As applies to the Purchaser:

(i) The Purchaser is acquiring the Shares solely for the Purchaser’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. The Purchaser understands that the Shares have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Purchaser and of the other representations made by the Purchaser in this Subscription Agreement. The Purchaser understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii) The Purchaser understands that the Shares are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that the Purchaser may dispose of the Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the Purchaser understands that the Company has no obligation or intention to register any of the Shares, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, the Purchaser understands that under the Commission’s rules, the Purchaser may dispose of the Shares principally only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the Purchaser. Consequently, the Purchaser understands that the Purchaser must bear the economic risks of the investment in the Shares for an indefinite period of time.

(iii) The Purchaser agrees: (A) that the Purchaser will not sell, assign, pledge, give, transfer or otherwise dispose of the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Shares under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the certificates representing the Shares will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Shares except upon compliance with the foregoing restrictions.

(iv) The Purchaser acknowledges that neither the Company nor any other person offered to sell the Shares to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

7. Conditions to Obligations of the Undersigned and the Company. The obligations of the Purchaser to purchase and pay for the Shares and of the Company to sell the Shares are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 5 hereof and of the Purchaser contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

8. Obligations Irrevocable. The obligations of the Purchaser shall be irrevocable.

9. Legend. The certificates representing the Shares sold pursuant to this Subscription Agreement will be imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

10. Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11. Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Purchaser without the prior written consent of the other party.

12. Waiver of Jury Trial. THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

13. Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Shares by the Purchaser (“Proceedings”), the Purchaser irrevocably submits to the jurisdiction of the federal or state courts located in the Borough of Manhattan in New York City, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

14. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

16. Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

17. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or by facsimile transmission (with receipt of successful and full transmission) to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Harvest Natural Resources, Inc. 1177 Enclave Parkway, Suite 300 Houston, Texas 77077 Facsimile: 281 899 5702 Attention: General Counsel

with a copy to:	Fulbright & Jaworski LLP 2200 Ross Avenue, Suite 2800 Dallas, Texas 75201-2784 Facsimile: 214 855 8200 Attention: Harva R. Dockery

If to the Purchaser:	[PURCHASER ADDRESS] Facsimile: [FAX NUMBER] Attention: [TITLE OF OFFICER TO RECEIVE NOTICES]

with a copy to:	[PURCHASER LAW FIRM] Facsimile: [FAX NUMBER] Attention: [ATTORNEY NAME]

18. Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

19. Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive the acceptance of the subscription by the Company.

20. Notification of Changes. The Purchaser hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Shares pursuant to this Subscription Agreement which would cause any representation, warranty, or covenant of the Purchaser contained in this Subscription Agreement to be false or incorrect.

21. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Purchaser has executed this Subscription Agreement this             of             , 2013.

PURCHASER:
[Legal Name of Entity] By Name: Title:

State/Country of Domicile or Formation:

The offer to purchase Shares as set forth above is confirmed and accepted by the Company.

Harvest Natural Resources, Inc.
By Name: Title:

Purchasers of Common Stock Under Subscription Agreements

Date of Sale (2013)	Purchaser	No. of Shares	Purchase Price Per Share	Aggregate Purchase Price
October 1	Glenhill Capital Overseas Master Fund, LP	291,000	$5.13	$1,492,830
October 1	Glenhill Long Fund, LP	26,000	$5.13	$133,380
October 1	Glenhill Long Equities Master Fund, LP	73,000	$5.13	$374,490
October 4	Scoggin Capital Management II LLC	217,000	$4.82	$1,045,940
October 4	TCW/Scoggin Event Driven Master Fund LP	9,500	$4.82	$45,790
October 4	Scoggin International Fund Ltd.	173,500	$4.82	$836,270
November 27	GLG Market Neutral Fund	158,800	$3.15	$500,220
November 27	Glenhill Capital Overseas Master Fund, LP	325,000	$3.15	$1,023,750
November 27	Glenhill Long Fund, LP	35,000	$3.15	$110,250
November 27	Glenhill Long Equities Master Fund, LP	40,000	$3.15	$126,000
November 27	Caisse de depot et placement du Quebec	500,000	$3.15	$1,575,000
November 27	Stephen D. Chesebro’(1)	100,000	$3.15	$315,000
November 27	Patrick M. Murray(1)	25,000	$3.15	$78,750
November 27	J. Michael Stinson(1)	31,000	$3.15	$97,650
November 27	James A. Edmiston(1)(2)	50,000	$3.15	$157,500
November 27	Stephen C. Haynes(2)	10,000	$3.15	$31,500
November 27	Robert Speirs(2)	30,000	$3.15	$94,500

(1)	Director of the Company
(2)	Officer of the Company